UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

IonQ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39694	85-2992192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive College Park, MD	20740
(Address of principal executive offices)	(Zip Code)

(301) 298-7997

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As IonQ, Inc. (the “Company”) previously announced on its Current Report on Form 8-K filed on March 3, 2023, the Company filed a petition on March 2, 2023 in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (the “Petition”) in order to resolve potential uncertainty with respect to the Company’s capital structure resulting from a recent Court of Chancery ruling.

On March 17, 2023, a hearing took place and the Court of Chancery approved the Company’s request for relief. The Court of Chancery entered an order on March 17, 2023 (1) declaring the Company’s Second Amended and Restated Certificate of Incorporation (the “Current Certificate of Incorporation”), including the filing and effectiveness thereof, as validated and effective retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on September 30, 2021, and all amendments effected thereby and (2) declaring that the Company’s securities (and the issuance of the securities) described in the Petition and any other securities issued in reliance on the validity of the Current Certificate of Incorporation are validated and declared effective as of the original date of issuance of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Dated: March 17, 2023	By:	/s/ Laurie Babinski
Laurie Babinski
General Counsel and Corporate Secretary